UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 15, 2012
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In connection with the Transaction (as defined below), Boston Private Financial Holdings, Inc. (the “Company”) has moved all prior period and current financial information related to Davidson Trust Company (“DTC”) into discontinued operations. The financial tables attached hereto as Exhibit 99.1 provide the Company's unaudited balance sheet and unaudited income statement for the last five quarters reflecting DTC as moved into discontinued operations.

The information in this Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended. Furthermore, the furnishing of the information in this Item 7.01 is not intended to constitute a determination by the Company that the information contained herein (including the exhibits hereto) is material or that the dissemination of such information is required by Regulation FD.

Item 8.01.	Other Events.

On May 15, 2012, the Company completed its previously announced sale of DTC to Bryn Mawr Bank Corporation (“Bryn Mawr”) pursuant to the terms of the Stock Purchase Agreement, dated February 3, 2012 (the “Agreement”), entered into among the Company, Boston Private (PA) Corporation, a majority-owned subsidiary of the Company, DTC, Bryn Mawr and certain other individuals (collectively, the "Transaction").

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Financial Tables.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Chief Financial Officer
Date: May 21, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Financial Tables.